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                                                                    EXHIBIT 23.1

                      [Letterhead PricewaterhouseCoopers]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in the Prospectus Supplement of
AmeriCredit Financial Services, Inc. relating to the AmeriCredit Automobile Receivable Trust 1998-C of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                                        /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP

August 18, 1998